Exhibit 10.8

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made between Aktis Oncology, Inc., a Delaware corporation (the “Company”), and Kyle D. Kuvalanka (the “Executive,” and together with the Company, the “Parties”) on December 18, 2025 and is effective as of the closing of the Company’s first underwritten public offering of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Effective Date”). This Agreement supersedes in all respects all prior agreements between the Executive and the Company regarding the subject matter herein, including without limitation the letter agreement between the Parties, dated October 29, 2025 (the “Prior Agreement”).

WHEREAS, the Company desires to continue the Executive in its employ, and the Executive desires to continue serve the Company as its employee, pursuant to the terms of this Agreement following the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Employment.

(a) Term. The Company agrees to continue employing the Executive, and the Executive agrees to continue serving the Company, pursuant to the terms of this Agreement from and after the Effective Date until such employment is terminated as provided herein (such period of employment pursuant to the terms of this Agreement, the “Term”). The Executive’s employment with the Company will continue to be “at will,” meaning that either Party may terminate the Term and the Executive’s employment hereunder at any time and for any reason.

(b) Position; Duties; and Standard of Care. The Executive will serve as the Company’s Chief Financial Officer and will have such powers and duties commensurate with such position as the Chief Executive Officer (the “CEO”) assigns to the Executive from time to time. The Executive agrees to devote the Executive’s full working time and efforts to the business and affairs of the Company, and the Executive agrees not to engage in any other employment or business activities during the Term. Notwithstanding the foregoing, (i) the Executive may engage in religious, charitable, and other community activities and (ii) the Executive may engage in outside activities that are approved in advance by the CEO, in each case, that do not, in the aggregate, materially interfere with the Executive’s performance of the Executive’s duties to the Company or create any conflict of interest with the Company. If any of the foregoing have an adverse effect on the Company’s business or reputation as determined in good faith by the CEO, the Executive will cease such activities as soon as practicable upon request by the CEO. In the performance of the Executive’s duties hereunder, the Executive will at all times comply with all of the Executive’s fiduciary and other duties to the Company, whether under law or Company policy.

2. Compensation and Related Matters.

(a) Base Salary. The Executive’s initial annual base salary rate is $505,000 per year. The Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) will review the Executive’s base salary at least annually for increase, but not decrease, in its sole discretion, and the base salary in effect at any given time is referred to herein as the Executive’s “Base Salary.” The Base Salary will be paid in a manner that is consistent with the Company’s usual payroll practices for its executive officers.

(b) Incentive Compensation Opportunity. The Executive will be eligible to earn cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s initial target annual incentive compensation opportunity will be forty percent (40%) of the Executive’s Base Salary (such amount, the “Target Bonus”). The Board or the Compensation Committee will determine the actual amount of the Executive’s earned annual incentive compensation, if any, in its sole discretion based on both Company and Executive performance, and the Company will pay such earned amount, if any, as soon as practicable following the Board’s or the Compensation Committee’s determination, but in all events during the calendar year following the performance year to which such earned amount relates and subject to the terms of any applicable incentive compensation plan, program, or policy that may be in effect from time to time. The Executive must be employed by the Company on the payment date for any incentive compensation to receive payment, except that if the Executive’s employment terminates due to death or Disability following the end of the performance year and prior to payment of earned incentive compensation for such performance year, the Executive will receive such earned incentive compensation (the “Prior Year’s Bonus”) at the same time as paid to other executives as if the Executive’s employment had continued through the payment date.

(c) Expenses. The Company will promptly reimburse the Executive for all reasonable business expenses that the Executive incurs during the Term in the course of performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive will be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect for its similarly situated senior executives from time to time, subject to the terms of such plans.

(e) Indemnification Agreement and Insurance. On the date hereof, the Executive and the Company are entering into an Indemnification Agreement. The Company will cover the Executive under director’s and officer’s liability insurance during the Term and, while potential liability exists, after the Term, in the same amount and to the same extent as the Company covers its other officers and directors.

3. Termination of Employment.

(a) Reasons for Termination. The Term and the Executive’s employment hereunder will terminate under the following circumstances: (i) the Executive’s death, (ii) the Company’s decision to terminate due to the Executive’s Disability, (iii) the Company’s decision to terminate with Cause, (iv) the Company’s decision to terminate without Cause or Disability, or (v) the Executive’s resignation with or without Good Reason.

(b) Effective Date of Termination. The effective date of the Executive’s termination of employment (the “Termination Date”) will be either (i) if due to the Executive’s death, the date of death, (ii) if due to Disability or the Company’s decision to terminate with or without Cause, the date set forth in the Company’s written notice of termination to the Executive (which may be the date of such notice on a termination with Cause and otherwise may not be less than 30 days after the date of such notice), (iii) if due to the Executive’s resignation without Good Reason, the date specified in the Executive’s written notice of resignation, which may not be less than 30 days after the Executive delivers written notice of resignation to the Company (or such earlier date as the Board may determine in its sole discretion, which acceleration by the Board will not recharacterize such termination as anything other than a resignation without Good Reason), or (iv) if due to the Executive’s resignation with Good Reason, the date determined in the applicable definition below.

(c) Definitions Relating to Termination of Employment.

(i) “Cause” means the occurrence of any of the following: (A) the Executive’s willful misconduct in connection with the performance of the Executive’s duties, including, without limitation, (x) willful failure or refusal to perform material responsibilities assigned by the CEO, other than as a result of the Executive’s reasonable good faith concern that such responsibilities may require unlawful or unethical actions, (y) dishonesty to the Board or CEO with respect to any material matter relating to the Company or an affiliate, or any business matter with respect thereto, and (z) misappropriation of funds or property of the Company or any of its subsidiaries or affiliates, (B) the Executive’s commission of (x) any felony or (y) any misdemeanor involving moral turpitude, deceit, dishonesty, or fraud, (C) the Executive’s breach of any fiduciary duty to the Company or an affiliate or material violation of law with respect to the Company or any of its subsidiaries or affiliates, (D) the Executive’s willful misconduct, whether or not in the course of the Executive’s employment, that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the Executive were to remain employed in the same position, (E) the Executive’s continued non-performance of the Executive’s duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity, or disability) that continues for more than 30 days following written notice from the Board, (F) the Executive’s material breach of any of the provisions contained in this Agreement or the Restrictive Covenants Agreement that remains uncured after being provided written notice by the Board and 30 days to cure, (G) the Executive’s material violation of any of the Company’s written employment policies that remains uncured after being provided written notice by the Board and 30 days to cure, or (H) the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Board to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(ii) “Continuing Obligations” means the obligations referenced in Section 4 below and those that arise in the Restrictive Covenants Agreement or any confidentiality, assignment of inventions, non-competition, non-solicitation, or non-disparagement restrictive covenants in any other agreement entered into by Executive and the Company or any of its affiliates in connection with Executive’s employment.

(iii) “Disability” means the Executive’s inability to perform the essential functions of the Executive’s duties hereunder with or without reasonable accommodation for a period of 180 consecutive days, or more than 240 days in any 12-month period. If any question arises as to whether Disability exists, the Executive may, and at the request of the Company must, submit to the Company as promptly as practicable a certification as to whether a Disability exists containing reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian, as applicable, has no reasonable objection, and such certification will be conclusive for the purposes of this Agreement. The Executive agrees to cooperate with any reasonable request of the physician in connection with such certification. If such question arises and the Executive fails to submit such certification, the Company’s determination of such issue will be binding on the Executive. Nothing in this Section 3(c)(iii) should be construed to waive the Executive’s rights, if any, under law, including without limitation the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq., and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(iv) “Good Reason” means the occurrence of any of the following: (A) a material adverse change in the Executive’s title, responsibilities, authority or duties, (B) a material reduction in the Base Salary or Target Bonus then in effect, except pursuant to an across-the-board salary or target bonus reduction based on the Company’s financial needs or constraints similarly affecting all or substantially all senior management employees of the Company, (C) a material change in the geographic location of the principal office of the Company to which the Executive is assigned, such that there is an increase of at least 50 miles of driving distance to such location from the Executive’s principal residence as of such change, or (D) any other material breach of this Agreement by the Company. To resign with Good Reason (if Good Reason so exists), the Executive must notify the Company in writing of circumstances constituting Good Reason within 90 days of the first occurrence of such condition, the Executive must cooperate in good faith with the Company’s efforts, for a period of not less than 30 days following such notice (the “Cure Period”), to remedy the circumstances constituting Good Reason, and Good Reason must continue to exist at the end of the Cure Period. If the foregoing requirements are satisfied and should the Company fail to timely cure the Good Reason condition that led to the Executive’s notice, the Executive may terminate for Good Reason, by a written notice, within 30 days following the last day of the Cure Period.

(d) Termination of All Other Positions. In connection with an employment termination hereunder, for whatever reason, the Executive will be deemed to have resigned from all officer, board, fiduciary, trustee, and committee member positions that the Executive holds with the Company or any of its subsidiaries and affiliates, effective as of the Termination Date. The Executive agrees to execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations, and in the event of the Executive’s failure to do so, the Executive hereby designates any officer of the Company with full power-of-attorney to execute any such documents on the Executive’s behalf but solely for such purpose.

(e) Accrued Obligations. In connection with an employment termination hereunder, for whatever reason, the Company agrees to pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) Base Salary earned through the Termination Date and, if applicable under the Company’s paid time off policy then in effect, any accrued but unused vacation through the Termination Date, (ii) duly incurred but unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement), and (iii) all vested benefits that the Executive may have under any employee benefit plan of the Company through the Termination Date (except to the extent that such vested benefits are forfeited upon such termination pursuant to the relevant plan terms), in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”).

(f) Other Entitlements Upon Termination by the Company without Cause or Resignation by the Executive with Good Reason. Upon a termination by the Company without Cause or a resignation by the Executive with Good Reason, the Company will pay or provide the following to the Executive in addition to the Accrued Obligations: (i) Base Salary continuation (disregarding any decrease that gave rise to Good Reason) for 9 months following the Termination Date of the Executive’s Base Salary (the “Cash Severance”), (ii) a pro-rated cash incentive compensation payment for the year of termination (disregarding any decrease in Target Bonus that gave rise to Good Reason), paid at the same time such payments are made to other executives, (iii) any earned but unpaid annual bonus for any prior completed bonus year, and (iv) subject to the Executive’s proper and timely election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), a monthly payment (with the Company may provide on the Executive’s behalf directly to the applicable insurance carrier or third-party plan administrator) or reimbursement equal to the COBRA coverage premium under the applicable Company plans until the earliest of (A) the 9-month anniversary of the Termination Date, (B) the date on which the Executive becomes eligible for substantially similar group medical plan benefits under any other employer’s group medical plan (including that of a spouse’s employer), and (C) the cessation of the Executive’s health continuation rights under COBRA; provided, that if the Company determines that it cannot pay such amounts without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company will convert such payments to additional cash payments directly to the Executive through the Company’s payroll for the time period specified, subject to applicable tax and other required withholdings. If such termination of employment occurs during the 12-month period commencing on a Change in Control (as defined in the Aktis Oncology, Inc. 2026 Equity Incentive Plan), then (1) in lieu of the Cash Severance set forth in clause (i) above, the Company will pay to the Executive a lump-sum cash amount equal to 1 times the sum of (x) the then-current Base Salary (or the Base Salary in effect immediately prior to the Change in Control, if higher, and in each case disregarding any decrease that gave rise to Good Reason) plus (y) the Target Bonus for the then-current year (or the Target Bonus in effect immediately prior to the Change in Control, if higher, and in each case disregarding any decrease that gave rise to Good Reason), (2) the anniversary set forth in clause (A) above will be the 12-month anniversary of the Termination Date, and (3) all outstanding equity awards held by Executive will accelerate in full.

(g) Conditions to Receiving Severance. All of the Executive’s entitlements set forth in Section 3(f) are conditioned upon (1) the Executive’s signing a separation agreement and release in substantially the same form attached hereto as Exhibit A, which agreement and release must become irrevocable within 60 days after the Termination Date, and (2) the Executive’s ongoing compliance with the Continuing Obligations. If the 60-day period for satisfying the foregoing release condition begins in one calendar year and ends in a second calendar year, any payments or benefits that constitute “non-qualified deferred compensation,” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), will be paid in the second calendar year regardless of when the separation and release agreement becomes irrevocable, and the Company will pay all such delayed amounts with the first scheduled payment in such second calendar year following the effectiveness of such agreement.

4. Continuing Obligations.

(a) Restrictive Covenants Agreement. The terms of the Employee Invention, Non-Competition, Non-Disclosure, and Non-Solicitation Agreement, dated October 29, 2025 (the “Restrictive Covenants Agreement”), between the Parties, attached hereto as Exhibit B, continue to be in full force and effect.

(b) Third-Party Agreements and Rights. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company, and the Executive’s performance of the duties required hereunder will not violate any obligations the Executive has to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(c) Litigation and Regulatory Cooperation. During and for three years after the Executive’s employment (such post-employment period, the “Cooperation Period”), the Executive agrees to cooperate with the Company in (i) the defense or prosecution of any claims or actions now in existence or that may be brought against or on behalf of the Company (other than claims brought on behalf of the Company against the Executive) that relate to events or occurrences that transpired while the Executive was employed by the Company and (ii) the investigation, whether internal or external, of any matters about which the Company reasonably believes the Executive may have knowledge or information. The Executive’s cooperation in connection with such claims, actions, or investigations may include, but are not limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During the Executive’s employment and during the Cooperation Period, the Executive also agrees to cooperate with the Company in connection with any investigation or review of any federal, state, or local regulatory authority to the extent that any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. During the Cooperation Period, all requests for the Executive’s cooperation, and scheduling of meetings, phone calls, video conferences, and the like, will be made with due regard for the Executive’s professional and personal obligations. The Company will reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 4(c) and, with respect to the

Cooperation Period, in the event that the Executive is requested to spend more than five hours providing such cooperation in any twelve-month period, the Company will pay Executive an hourly rate based on Executive’s salary immediately prior to termination. The Cooperation Period may be extended to five years upon the request of the Board in the event of circumstances warranting the Executive’s continued cooperation. In the event that the Executive is requested to provide cooperation, as set forth above, after the initial three years of the Cooperation Period has ended, the Company will pay the Executive an hourly rate based on the Executive’s salary immediately prior to termination for all time spent providing such cooperation during the extension of the Cooperation Period.

(d) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company resulting from any breach by the Executive of the Continuing Obligations, and that money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of the Continuing Obligations, the Company will be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

5. Dispute Resolution. To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive’s employment with the Company, the Executive and the Company agree that all disputes, claims, and causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, the Executive’s employment with the Company, or the termination of the Executive’s employment from the Company, will be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §§1-16, and to the fullest extent permitted by law, by final, binding, and confidential arbitration conducted in Boston, Massachusetts, by JAMS, Inc. (“JAMS”), or its successors, under JAMS’ then-applicable rules and procedures for employment disputes (which can be found at http://www.jamsadr.com/rules-clauses/; provided that the arbitrator will have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law and must issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The Executive and the Company will be entitled to all rights and remedies that they would be entitled to pursue in a court of law. Both the Executive and the Company acknowledge that by agreeing to this arbitration procedure, the Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The Company will pay all filing fees in excess of those that would be required of the Executive if the dispute were decided in a court of law and will pay the arbitrator’s fee. Nothing in this Agreement is intended to prevent either the Company or the Executive from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. With respect to the foregoing, the Parties hereby consent to the jurisdiction of the state and federal courts sitting in the State of Massachusetts. Accordingly, with respect to any such court action, the Executive and the Company each (a) submit to the exclusive personal jurisdiction of such courts, (b) consent to service of process, and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

6. Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S OR THE COMPANY’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

7. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, including the Prior Agreement.

8. Taxes.

(a) Withholding. All payments made and benefits provided to the Executive hereunder will be paid or provided net of any tax or other amounts that the Company is required to withhold under applicable law. Nothing in this Agreement should be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(b) Section 409A.

(i) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent that any payment or benefit under this Agreement or otherwise would be considered “non-qualified deferred compensation” payable upon a separation from service, the Company will defer such payment until the earlier of (i) six months and one day after the Executive’s separation from service and (ii) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment occurring after the mandatory deferral contemplated in the immediately preceding sentence will include a catch-up payment covering amounts that would have otherwise been paid during the deferral period but for the application of this provision, and the Company will pay the balance of the installments in accordance with their original schedule.

(ii) The Company will pay or provide all in-kind benefits and taxable expense reimbursements under this Agreement as soon as administratively practicable when due, but in no event will the Company provide any taxable expense reimbursement after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or taxable expense reimbursements in one taxable year will not affect the amounts available in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), and no such right to reimbursement or in-kind benefits is subject to liquidation or exchange for another benefit.

(iii) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment (and not due to any other permissible payment event, such as the lapsing of a substantial risk of forfeiture), then the Company will pay or provide such payments or benefits only upon the Executive’s “separation from service.” The Company will determine whether and when a separation from service has occurred in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(iv) The Parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision should be read in such a manner so that all payments hereunder comply with, or are exempt from, Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The Parties agree that this Agreement may be amended, as reasonably requested by either Party, and as may be necessary to fully comply with, or be exempt from, Section 409A of the Code in order to preserve the payments and benefits provided hereunder to the greatest possible extent without additional cost to either Party.

(v) The Company makes no representation or warranty and accepts no liability to the Executive or any other person if any provisions of this Agreement are determined to provide for “nonqualified deferred compensation” subject to Section 409A of the Code in a manner that does not comply with Section 409A of the Code.

9. Assignment; Successors and Assigns. Neither Party may assign this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other, except that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive’s consent to any affiliate or to any person or entity with whom the Company hereafter effects a reorganization or consolidation, into which the Company merges, or to whom it transfers all or substantially all of its properties or assets, provided that such assignee affirmatively agrees to perform all of the Company’s obligations hereunder so assigned. In the event of any such transaction, or a Change in Control, Executive will not be prohibited by Section 8(c) of the Restrictive Covenants Agreement from participating in any businesses, or performing any services, that are not competitive with the products or services of the Company and are not competitive with the products or services of any affiliate of the Company with respect to which Executive performed material services or had material supervisory responsibilities. This Agreement will inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company will continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

10. Enforceability. If any portion of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such portion in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.

11. Survival. The provisions of this Agreement will survive the termination of the Term and the Executive’s employment to the extent necessary to effectuate the terms contained herein.

12. Waiver. No waiver of any provision hereof will be effective unless made in writing and signed by the waiving Party. The failure of any Party to require the performance of any other Party’s obligation under this Agreement, or the waiver by any Party of any breach of this Agreement by the other Party, will not prevent any subsequent enforcement of such obligation or be deemed a waiver of any subsequent breach.

13. Notices. All notices, requests, demands, and other communications provided for by this Agreement will be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

14. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

15. Governing Law. The Parties intend for this Agreement to be construed under and governed in all respects by the laws of the State of Massachusetts, without giving effect to the conflict of laws principles thereof.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered should be taken to be an original; but such counterparts together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Aktis Oncology, Inc.

By:	/s/ Matthew Roden
Name:	Matthew Roden, PhD
Title:	President, Chief Executive Officer

EXECUTIVE

/s/ Kyle D. Kuvalanka
Kyle D. Kuvalanka
Chief Financial Officer

Exhibit A

SEPARATION AGREEMENT AND GENERAL RELEASE

In order to settle as fully as possible all known and unknown claims Kyle D. Kuvalanka (the “Executive”) might have against Aktis Oncology, Inc. (the “Company”), and all related parties, the Executive agrees to the terms and conditions of this Separation Agreement and General Release (the “Agreement”). The “Effective Date” of this Agreement will be the eighth (8th) day following the date the Executive returns a copy of this Agreement signed by the Executive to the Company and must be within 60 days after the effective date of the Executive’s termination of employment (the “Termination Date”). Reference is hereby made to that certain Employment Agreement between the Executive and the Company dated December 18, 2025 (the “Employment Agreement”). Capitalized terms used but not defined herein are defined in the Employment Agreement.

1. Consideration. In exchange for this Agreement and conditioned on the occurrence of the Effective Date, the Executive will be entitled to receive the payments and benefits set forth in Section 3(f) of the Employment Agreement (collectively, the “Consideration”). (For clarity, it is acknowledged that the Termination Date [occurred]/[did not occur] during the 12-month period commencing on a Change in Control (as defined in the Aktis Oncology, Inc., 2026 Equity Incentive Plan)). The Executive acknowledges and agrees that the Consideration (i) is conditioned upon the Executive’s provision of the general release of claims set forth in this Agreement and fulfilling the obligations set forth in this Agreement, (ii) is something of value that the Executive is not otherwise entitled to receive, (iii) constitutes good and valuable consideration for the Executive’s promises set forth in this Agreement, and (iv) will not be taken into account when determining the Executive’s rights or benefits under any employee benefit plan, program, or policy offered by the Company, notwithstanding anything in it to the contrary.

2. Compensation and Benefit Plans. Following the Termination Date, the Executive will no longer be eligible to participate in or accrue benefits under any stock option, bonus, incentive compensation, commission, medical, dental, disability, life insurance, retirement, or other compensation or benefit plans of the Company or any affiliate except to the extent provided under the terms of such plans or provided in Section 3 of the Employment Agreement. Regardless of whether the Executive signs this Agreement, the Executive will receive the Accrued Obligations in accordance with Section 3(e) of the Employment Agreement.

3. General Release of Claims. The Executive releases (i.e., gives up) any and all known and unknown claims, liabilities, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, including but not limited to any claims arising or that may have arisen out of or in connection with the Executive’s employment with or termination of employment from the Company, from the beginning of time through the date hereof that the Executive has against the Company, all current and former direct and indirect parents, subsidiaries, brother-sister companies, and all other affiliates and related partnerships, joint ventures, or other entities, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (“Released Parties” and each a “Released Party”). For example, the Executive is releasing all common law contract, wrongful discharge, defamation, tort, or other claims the Executive has or might have, as well as all statutory claims the Executive has or might have, including without limitation under the Age Discrimination in Employment Act (“ADEA”), the Worker Adjustment & Retraining Notification Act (the “WARN Act”), the Family and Medical Leave Act (“FMLA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (“ADA”), the Genetic Information and Nondiscrimination Act (“GINA”), the Pregnant Workers Fairness Act (“PWFA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), and any similar domestic or foreign laws, such as the Massachusetts Fair Employment Practice Act, the Massachusetts Equal Pay and Maternity Benefits Law, the Massachusetts Age Discrimination Law, the Massachusetts Equal Rights for Elderly and Disabled Law, and the Massachusetts Equal Rights Act. However, the Executive is not releasing (i) any of the few claims that the law does not permit the Executive to release by private agreement, such as for unemployment or workers’ compensation benefits, (ii) any claim or right with respect to any vested benefits (except already denied benefits) under any employee benefit plan, program, or arrangement or expenses eligible for reimbursement under the Company’s policies and timely submitted by Executive, (iii) any right the Executive has to be indemnified by the Company, including under any director’s and officer’s liability insurance policy and under the Indemnification Agreement, (iv) any claim or right to continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, or (iv) the Executive’s right to enforce this Agreement.

4. Employment Agreement and Other Agreements. The Executive acknowledges and agrees that the general release of claims contained in Section 3 extends to the Employment Agreement, that the Executive is waiving all known and unknown rights the Executive might otherwise have with respect to the Employment Agreement (including the right to any payments or benefits in connection with the Employment Agreement), and that all of the Executive’s rights with respect to the Employment Agreement are hereby terminated, in each case except as set forth in Section 1 or Section 2 above. The Company will cover the Executive under director’s and officer’s liability insurance while potential liability exists, after the Term, in the same amount and to the same extent as the Company covers its other officers and directors. The Company will continue to have the payment and reimbursement obligations under Section 4(c) of the Employment Agreement.

5. Ownership of Claims. The Executive has not assigned or given away any of the claims the Executive is releasing.

6. Applicable Law. To the extent that federal law does not apply, all issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement will be governed and enforced by, and construed in accordance with, the laws of the State of Massachusetts, without giving effect to choice of law or conflict of law rules or provisions (whether of the State of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Massachusetts.

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7. Covenants. The Executive acknowledges and agrees that:

(a) Reemployment. The Executive promises not to seek employment with the Company in the future, under any circumstances, unless the Company asks the Executive to do so. In the event that the Executive seeks to obtain employment with the Company in the future, the Executive acknowledges and agrees that this Agreement will constitute good cause for the refusal to offer any such employment to the Executive.

(b) Promise Not to Sue. The Executive promises not to sue any Released Party with respect to any claim released by this Agreement. If the Executive does sue any Released Party in breach of this promise, other than to challenge the Executive’s release of claims under the ADEA, the Executive will pay the Released Party for its reasonable attorneys’ fees and costs in defending against such a claim. The Executive understands that the Executive may challenge the Executive’s release of claims under the ADEA without breaching this promise.

(c) Return of Company Property, Expense Accounts, etc. The Executive represents that the Executive has returned to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, mobile devices, laptops, thumb drives, and any other property of the Company or its affiliates in the Executive’s possession or control. The Executive has provided the Company with a copy of all electronic versions of any documents or other property of the Company in the Executive’s possession or control (other than on Company computers) and the Executive has made a good faith effort to delete all electronic versions of any documents or other property of the Company in the Executive’s possession or control and will delete any additional such documents or property the Executive discovers. The Executive has cleared all of the Executive’s personal expenses within Company expense accounts, repaid all debts the Executive owed to the Company or an affiliate, and paid all amounts the Executive owed pursuant to Company policy on Company-provided credit cards or accounts (such as cell phone accounts) to the extent the Executive is required to repay such amounts pursuant to the Company’s expense reimbursement policies. The Executive agrees not to incur any expenses, obligations, or liabilities on behalf of the Company.

(d) Continuing Obligations. The Executive acknowledges and agrees that ongoing compliance with the Continuing Obligations is a condition to receiving the Consideration.

8. Consideration of Agreement. If initially the Executive did not think that any representation made in this Agreement was true or if the Executive felt uncomfortable in making it, the Executive has resolved all the Executive’s doubts and concerns before signing this Agreement. The Executive has carefully read this Agreement, the Executive fully understands what it means, the Executive is entering into it freely, knowingly, and voluntarily, and all the Executive’s representations in the Agreement are true as of the date of the Executive’s signature on this Agreement. Executive acknowledges that the Executive has had at least 21 days to consider this Agreement, and the Executive waives any right to have the consideration period restarted or extended by any changes made to this Agreement after the Executive’s first being given a copy of it. The Executive understands that only the Executive, and not the Company, needs to sign this document for it to be binding.

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9. Additional Representations. When the Executive decided to sign this Agreement, the Executive was not relying on any other promises or representations (whether oral or written) other than those set forth in this Agreement. The Company would not have agreed to pay the Executive payments or benefits in exchange for signing this Agreement but for the representations and covenants the Executive made by signing it. Except as previously disclosed to the Company in writing, the Executive has not suffered any job-related wrongs or injuries, such as any type of discrimination and the Executive has no occupational diseases to the Executive’s best knowledge. The Executive has properly reported all hours that the Executive has worked and the Executive has been paid all compensation, benefits, and other amounts that the Company or any Released Party owed the Executive except as described in this Agreement. The Executive has submitted a request for reimbursement for all amounts for which the Executive is entitled to receive reimbursement from the Company or an affiliate. The Executive has received all leaves of absence to which the Executive was entitled under the FMLA and applicable state and local law. The Executive understands that the Company in the future may improve employee benefits or pay. The Executive understands that the Executive’s former job may be refilled. The Executive acknowledges and agrees that the Executive has not made any allegations of (i) employment discrimination, harassment, or retaliation, or (ii) sexual abuse and that none of the payments and benefits provided in this Agreement, including the Consideration, are payments related to discrimination, harassment, retaliation, or sexual abuse.

10. Dispute Resolution. To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive’s employment with the Company, the Executive and the Company agree that all disputes, claims, and causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, the Executive’s employment with the Company, or the termination of the Executive’s employment from the Company, will be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §§1-16, and to the fullest extent permitted by law, by final, binding, and confidential arbitration conducted in Boston, Massachusetts, by JAMS, Inc. (“JAMS”), or its successors, under JAMS’ then-applicable rules and procedures for employment disputes (which can be found at http://www.jamsadr.com/rules-clauses/) provided that the arbitrator will have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law and must issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The Executive and the Company will be entitled to all rights and remedies that they would be entitled to pursue in a court of law. Both the Executive and the Company acknowledge that by agreeing to this arbitration procedure, the Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The Company will pay all filing fees in excess of those that would be required of the Executive if the dispute were decided in a court of law and will pay the arbitrator’s fee. Nothing in this Agreement is intended to prevent either the Company or the Executive from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. With respect to the foregoing, the Parties hereby consent to the jurisdiction of the state and federal courts sitting in the State of Massachusetts. Accordingly, with respect to any such court action, the Executive and the Company each (a) submits to the exclusive personal jurisdiction of such courts, (b) consents to service of process, and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

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11. Government and Agency Communication, Testimony, Charges, etc. Nothing in this Agreement prevents the Executive from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission, National Labor Relations Board, U.S. Department of Labor, or U.S. Securities and Exchange Commission), subject to any obligation the Executive may have to take steps to protect confidential information from public disclosure. However, the Executive promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for the Executive personally with respect to any claims released by this Agreement. Further, nothing in this Agreement prevents the Executive from reporting a suspected violation of law to the appropriate governmental agency or authority, and nothing in this Agreement requires the Executive to seek authorization or notify the Company if the Executive makes such reports. Furthermore, this Agreement does not limit the Executive’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency. Nothing in this Agreement interferes with the National Labor Relations Act (“NLRA”), and to the extent the Executive is covered by the NLRA, nothing in this Agreement interferes with, restrains, or coerces the Executive in the exercise of rights under the NLRA.

12. Miscellaneous.

(a) Complete Agreement. This Agreement is the entire agreement relating to any claims or future rights that the Executive has or might have with respect to the Company and the Released Parties. This Agreement will not be construed strictly for or against the Executive, the Company, or any other Released Party. The headings contained in this Agreement are for convenience and will not affect the meaning or interpretation of this Agreement. Notwithstanding the foregoing, this Agreement will not supersede obligations the Executive may have under any agreements with the Company regarding the non-disclosure of trade secrets and confidential or proprietary information, prohibiting solicitation of customers, suppliers, or employees, prohibiting competition with the Company, or assigning intellectual property, including without limitation the Restrictive Covenants Agreement. In the event of a Change in Control or other acquisition or merger of the Company, Executive will not be prohibited by Section 8(c) of the Restrictive Covenants Agreement from participating in any businesses, or performing any services, that are not competitive with the products or services of the Company and are not competitive with the products or services of any affiliate of the Company with respect to which Executive performed material services or had material supervisory responsibilities. In the event of the Executive’s death after the Executive’s termination of employment but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company will continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

(b) Counterparts. This Agreement may be signed in one or more counterparts or multiple originals, each of which will be an original but all of which together will constitute one and the same document. The parties agree that facsimile and electronic signatures have the same force and effect as original signatures.

(c) Waiver. No waiver of any provision of this Agreement will be binding unless reduced to writing and signed by the waiving party. No such waiver of any provision of this Agreement will waive of any other provision of this Agreement or constitute a continuing waiver.

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(d) Amendments. This Agreement only may be amended by a written agreement that the Parties sign.

(e) Heirs and Assigns. This Agreement binds each of the Parties as well as their heirs, beneficiaries, trustees, administrators, executors, and legal representatives, and will inure to the Executive’s benefit and the benefit of the Released Parties, and respective heirs, beneficiaries, trustees, administrators, executors, assigns, and legal representatives. The Executive will not assign any of the Executive’s rights or obligations under this Agreement, but the Company may assign its rights and delegate its duties hereunder in whole or in part to any affiliate of the Company or to any transferee of all or a portion of the assets or business to which this Agreement relates.

(f) Enforceability. If any portion of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such portion in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.

(g) No Wrongdoing. This Agreement is not an admission of wrongdoing by the Executive, the Company, or any Released Party; neither it nor any drafts will be admissible evidence of wrongdoing.

(h) Section 409A. If the period the Executive has to consider this Agreement spans two calendar years, notwithstanding anything to the contrary in this Agreement, no payment constituting a deferral of compensation subject to Section 409A will be made to the Executive prior to the second calendar year. The Company will pay all such delayed amounts with the first scheduled payment in such second calendar year following the effectiveness of this Agreement. If at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent that any payment or benefit under this Agreement or otherwise would be considered “non-qualified deferred compensation” payable upon a separation from service, the Company will defer such payment until the earlier of (i) six months and one day after the Executive’s separation from service and (ii) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment occurring after the mandatory deferral contemplated in the immediately preceding sentence will include a catch-up payment covering amounts that would have otherwise been paid during the deferral period but for the application of this provision, and the Company will pay the balance of the installments in accordance with their original schedule. To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment (and not due to any other permissible payment event, such as the lapsing of a substantial risk of forfeiture), then the Company will pay or provide such payments or benefits only upon the Executive’s “separation from service.” The Company will determine whether and when a separation from service has occurred in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). The Parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision should be read in such a manner so that all payments hereunder comply with, or are

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exempt from, Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The Parties agree that this Agreement may be amended, as reasonably requested by either Party, and as may be necessary to fully comply with, or be exempt from, Section 409A of the Code in order to preserve the payments and benefits provided hereunder to the greatest possible extent without additional cost to either Party. The Company makes no guarantee as to any tax treatment relating to this Agreement and neither the Company, its employees, officers, directors, or attorneys will have any liability to the Executive on account of any adverse tax or related consequences including but not limited to adverse consequences under Section 409A.

YOU MAY NOT MAKE ANY CHANGES TO THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE COMPANY ADVISES YOU TO DISCUSS IT WITH YOUR ATTORNEY. YOU HAVE HAD AT LEAST 21 CALENDAR DAYS FOLLOWING THE DATE ON WHICH YOU RECEIVED THIS AGREEMENT TO CONSIDER IT AND DELIVER A SIGNED COPY OF IT TO _______________ AT _________________, ALTHOUGH YOU ARE FREE TO SIGN AND DELIVER IT ANYTIME WITHIN THAT PERIOD. BY SIGNING IT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS. YOU MAY NOT SIGN THIS AGREEMENT BEFORE YOUR TERMINATION DATE.

YOU MAY RESCIND THIS AGREEMENT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE STATING THAT YOU ARE RESCINDING THIS AGREEMENT TO ______________ AT __________________ WITHIN SEVEN CALENDAR DAYS FOLLOWING THE TIME YOU SIGNED IT. IF YOU RESCIND THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE PAYMENTS OR BENEFITS DESCRIBED IN IT THAT ARE CONTINGENT ON YOUR ENTERING INTO AND NOT RESCINDING THIS AGREEMENT.

AKTIS ONCOLOGY, INC.

By:
Its:
Date:

EXECUTIVE

By:
Date:

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Exhibit B

Restrictive Covenants Agreement